UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2007

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number
001-32206	Great Plains Energy Incorporated (A Missouri Corporation) 1201 Walnut Street, Kansas City, Missouri 64106 (816) 556-2200 Not Applicable (Former name or former address, if changed since last report)	43-1916803

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒ Written communications pursuant to Rule 425 under the Securities Act

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Summary

On February 6, 2007, Great Plains Energy Incorporated (“Great Plains Energy”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Gregory Acquisition Corp., a wholly-owned subsidiary of Great Plains Energy, will merge into Aquila, Inc. (“Aquila”), a Delaware corporation, causing Aquila to become a wholly-owned subsidiary of Great Plains Energy. Each share of Aquila common stock will be converted into the right to receive $1.80 in cash and 0.0856 of a share of Great Plains Energy common stock. Immediately prior to the consummation of the merger, Black Hills Corporation, a South Dakota corporation (“Black Hills”) will acquire from Aquila its Colorado electric utility assets and Colorado, Iowa, Kansas and Nebraska gas utility assets pursuant to an Asset Purchase Agreement and a Partnership Interests Purchase Agreement, both dated as of February 6, 2007 (collectively, the “Asset Sale Agreements”) for a total of $940 million in cash, subject to adjustment (the “Asset Sale”), so that, as a subsidiary of Great Plains Energy, Aquila will retain its Missouri electric utility assets and remaining merchant operation. Each transaction is contingent on the completion of the other transaction, meaning that one transaction will not be completed unless the other transaction is completed.

Merger Transaction

Great Plains Energy entered into the Merger Agreement with Aquila, Gregory Acquisition Corp., and Black Hills, pursuant to which Gregory Acquisition Corp. will merge into Aquila, and Aquila will become a wholly-owned subsidiary of Great Plains Energy.

At the effective time of the merger, each share of Aquila common stock (other than shares owned by Aquila or Great Plains Energy, or by any shareholders who are entitled to and who properly exercise appraisal rights under Delaware law) will be cancelled and converted into the right to receive (i) 0.0856 of a share of common stock, no par value, of Great Plains Energy and (ii) a cash payment of $1.80. The exchange ratio is fixed and will not be adjusted to reflect stock price changes. Upon consummation of the merger, the shareholders of Aquila and Great Plains Energy are expected to own approximately 27% and 73%, respectively, of the combined company’s outstanding common stock on a fully-diluted basis.

The parties have made customary representations, warranties and covenants in the Merger Agreement. Great Plans has agreed, subject to certain exceptions set forth in the Merger Agreement, to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and consummation of the Merger, to refrain from paying certain dividends (other than its regular quarterly cash dividend of $0.415 per share of common stock, and regular dividends on preferred stock), to refrain from adopting a plan of reorganization, to refrain from or otherwise limit its engaging in certain transactions and activities during this interim period, to limit the disposition of material property or assets, and to use its reasonable best efforts to hold a shareholders’ meeting as promptly as possible to consider approval of the issuance of Great Plains Energy stock in the merger. Great Plains Energy and Aquila have also agreed, subject to customary exceptions, that (i) each party’s board of directors will recommend that its shareholders approve the transactions and (iii) neither party will solicit proposals relating to alternative business combination transactions.

Consummation of the merger is subject to a number of conditions, including (i) approval by the shareholders of Aquila and Great Plains Energy; (ii) approval of the Federal Energy Regulatory Commission; (iii) approval of the Kansas Corporation Commission and the Missouri Public Service Commission; (iv) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (v) the completion of the asset sale transactions; and (vi) the absence of a material adverse effect on Aquila, excluding the businesses to be sold to Black Hills.

The Merger Agreement contains certain termination rights for both Great Plains Energy and Aquila, including the right to terminate the Merger Agreement if the merger has not closed within 12 months following the date of the Merger Agreement (subject to extension to up to 18 months for receipt of regulatory approvals required to consummate the Merger and the Asset Sale). Great Plains Energy and Aquila each have the right to terminate the Merger Agreement to enter into a superior transaction after giving the other party six business’ days notice and an opportunity to revise the terms of the Merger Agreement. If the Merger Agreement is terminated under specified circumstances (including a termination to enter into a superior transaction), Great Plains Energy or Aquila will pay the other a $45 million termination fee, with up to $15 million of the termination fee from Aquila paid to Black Hills. In addition, if Great Plains Energy owes Aquila a termination fee, it would pay a termination fee of up to $15 million to Black Hills.

Asset Sale

Aquila entered into the Asset Sale Agreements with Black Hills pursuant to which, immediately before the completion of the Merger, Black Hills will acquire from Aquila the assets and liabilities comprising its gas utility operations in Iowa, Kansas and Nebraska, and, through the acquisition of two newly-formed limited partnerships, its gas and electric utility operations in Colorado. The Asset Sale Agreements provide for the payment in cash of a base purchase price of $940 million, subject to working capital and other adjustments. The consummation of the Asset Sale is contingent on the ability and readiness of Aquila and Great Plains Energy to complete the merger immediately after the completion of the Asset Sale.

The foregoing descriptions of the Merger Agreement, Asset Sale Agreements and the transactions contemplated thereby do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and the Asset Sale Agreements, copies of which are filed as exhibits to this Form 8-K. Each agreement contains representations and warranties of the parties made to (and solely for the benefit of) the other parties, and the assertions embodied in those representations and warranties are qualified by confidential information in schedules that the parties have exchanged with each other. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, because they were made as of the date of each agreement and are modified in important part by the disclosure schedules.

Item 8.01 Other Events.

On February 7, 2007, Great Plains Energy, Aquila and Black Hills issued a joint press release announcing the execution of the Merger Agreement, the Asset Sale Agreements, and the transactions contemplated by those agreements. A copy of the joint press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Additional Information

This information is not a solicitation of a proxy from any holder of Aquila or Great Plains Energy. In connection with the proposed transaction, Great Plains Energy will file a registration statement, including a joint proxy statement of Aquila and Great Plains Energy, with the Securities and Exchange Commission (the “SEC”). Investors are urged to read the registration and joint proxy statement (including all amendments and supplements thereto) when they become available because it will contain important information about Aquila, Great Plains Energy and the proposed transaction. Investors may obtain free copies of the registration and joint proxy statement when it becomes available, as well as other filings containing information about Great Plains Energy and Aquila, without charge, at the SEC’s Internet site (www.sec.gov). These documents may also be obtained for free from Great Plains Energy’s Investor Relations web site (www.greatplainsenergy.com) or by directing a request to Great Plains Energy at: Corporate Secretary, Great Plains Energy Incorporated, 1201 Walnut, Kansas City, Missouri 64106. Copies of Aquila’s filings may be obtained for free from Aquila’s Investor Relations Web Site (www.aquila.com) or by directing a request to Aquila at: Corporate Secretary, Aquila, Inc., 20 West Ninth, Kansas City, Missouri 64105.

Great Plains Energy and Aquila and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Great Plains Energy and Aquila shareholders in respect of the proposed transaction. Information about Great Plains Energy’s executive officers and directors is available in Great Plains Energy’s 2005 Annual Report on Form 10-K filed with the SEC on March 8, 2006, and definitive proxy statement for the Great Plains Energy 2006 Annual Meeting of Shareholders filed with the SEC on March 20, 2006. Information about Aquila’s executive officers and directors is available in Aquila’s 2005 Annual Report on Form 10-K filed with the SEC on March 7, 2006, and definitive proxy statement for the Aquila 2006 Annual Meeting of Shareholders filed with the SEC on March 24, 2006. Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration and joint proxy statement filed with the SEC when it becomes available.

Information Concerning Forward-Looking Statements

Statements made in this release that are not based on historical facts are forward-looking, may involve risks and uncertainties, and are intended to be as of the date when made. Forward-looking statements include, but are not limited to, statements regarding projected delivered volumes and margins, the outcome of regulatory proceedings, cost estimates of the comprehensive energy plan and other matters affecting future operations. In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Great Plains Energy is providing a number of important factors that could cause actual results to differ materially from the provided forward-looking information. These important factors include: future economic conditions in the regional, national and international markets, including but not limited to regional and national wholesale electricity markets; market perception of the energy industry and Great Plains Energy; changes in business strategy, operations or development plans; effects of current or proposed state and federal legislative and regulatory actions or developments, including, but not limited to, deregulation, re-regulation and restructuring of the electric utility industry; decisions of regulators regarding rates its subsidiaries can charge for electricity; adverse changes in applicable laws, regulations, rules, principles or practices governing tax, accounting and environmental matters including, but not limited to, air and water quality; financial market conditions and performance including, but not limited to, changes in interest rates and in availability and cost of capital and the effects on pension plan assets and costs; credit ratings; inflation rates; effectiveness of risk management policies and procedures and the ability of counterparties to satisfy their contractual commitments; impact of terrorist acts; increased competition including, but not limited to, retail choice in the electric utility industry and the entry of new competitors; ability to carry out marketing and sales plans; weather conditions including weather-related damage; cost, availability, quality and deliverability of fuel; ability to achieve generation planning goals and the occurrence and duration of unplanned generation outages; delays in the anticipated in-service dates and cost increases of additional generating capacity; nuclear operations; ability to enter new markets successfully and capitalize on growth opportunities in non-regulated businesses and the effects of competition; application of critical accounting policies, including, but not limited to, those related to derivatives and pension liabilities; workforce risks including compensation and benefits costs; performance of projects undertaken by non-regulated businesses and the success of efforts to invest in and develop new opportunities; the ability to successfully complete merger, acquisitions or divestiture plans (including the acquisition of Asteroid and the sale of assets to Blue); and other risks and uncertainties. Other risk factors are detailed from time to time in Great Plains Energy’s most recent quarterly report on Form 10-Q or annual report on Form 10-K filed with the Securities and Exchange Commission. This list of factors is not all-inclusive because it is not possible to predict all factors.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

2.1	Agreement and Plan of Merger among Aquila, Inc., Great Plains Energy Incorporated, Gregory Acquisition Corp., and Black Hills Corporation dated as of February 6, 2007. *

10.1	Asset Purchase Agreement by and among Aquila, Inc., Black Hills Corporation, Great Plains Energy Incorporated, and Gregory Acquisition Corp., dated February 6, 2007. *

10.2

Partnership Interests Purchase Agreement by and among Aquila, Inc., Aquila Colorado, LLC, Black Hills Corporation, Great Plains Energy Incorporated, and Gregory Acquisition Corp., dated February 6, 2007. *

99.1	Joint press release dated February 7, 2007.

*

The disclosure letters and related schedules to this agreement are not being filed herewith. The registrant agrees to furnish supplementally a copy of any such disclosure letters and schedules to the SEC upon request.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

By: /s/ Mark G. English

Mark G. English

General Counsel and Assistant Secretary

Date: February 7, 2007